UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): February 5, 2015

Sophiris Bio Inc.

(Exact name of registrant as specified in its charter)

British Columbia	001-36054	98-1008712
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1258 Prospect Street, La Jolla, California		92037
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: 858-777-1760

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

2015 Executive Officer Base Salary

On February 5, 2015, the Compensation Committee of the Board of Directors of Sophiris Bio Inc. approved 2015 annual base salaries for our named executive officers. The 2015 base salaries will be retroactively effective as of January 1, 2015. The following table sets forth the 2015 annual base salaries for our named executive officers:

Name	Title	2015 Annual Base Salary
Randall E. Woods	President and Chief Executive Officer	$464,412
Allison Hulme, Ph.D.	Chief Operating Officer and Head of Research and Development	$360,603
Peter T. Slover	Chief Financial Officer	$312,966

Executive Officer Equity Grants

On February 5, 2015, the Compensation Committee of Board of Directors granted to the Company’s executive officers options to purchase shares of the Company’s common stock, as follows:

Name	Title	Number of Shares
Randall E. Woods	President & Chief Executive Officer	109,491
Allison Hulme, Ph.D.	Chief Operating Officer & Head of Research and Development	45,481
Peter T. Slover	Chief Financial Officer	37,058

For each option granted in the table above, the shares shall vest as follows: 1/3rd shall vest on the one-year anniversary of the date of grant and 1/36th shall vest monthly thereafter, subject to the individual’s continued service through each such date.

The options granted per the above will be subject to the terms and conditions of the Company’s Amended and Restated 2011 Stock Option Plan (the “Plan”). The foregoing does not purport to be complete and is qualified by reference to the Plan, which we have previously filed with the U.S. Securities and Exchange Commission.

Reimbursement of Commuting Expenses

In addition, the Compensation Committee approved extending the reimbursement of Dr. Hulme’s regular travel costs from her residence to San Diego and for temporary housing in San Diego for 2015.  Such reimbursement amounts are to be grossed up for applicable federal and state taxes.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sophiris Bio Inc.

February 6, 2015	By:	/s/ Peter Slover

Name: Peter Slover
Title: Chief Financial Officer